SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               __________________

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

                               __________________


                         Date of Report: April 10, 2002


                             CELERITY SYSTEMS, INC.
               (Exact Name of Registrant as Specified in Charter)



         Delaware                      000-23279              52-2050585
(State or other jurisdiction          (Commission            (IRS Employer
          of incorporation)           File Number)         Identification No.)



122 Perimeter Park Drive
Knoxville, Tennessee 37922
(Address of principal executive offices)


Registrant's telephone number, including area code:  (865) 539-5300


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ITEM 5.  OTHER EVENTS.

               On April 9, 2002, Celerity Systems, Inc. held its Annual Meeting of Shareholders at the Company offices in Knoxville, Tennessee. A majority of Celerity's outstanding capital stock approved the following matters:

               (i) The reelection of Kenneth D. Van Meter, Fenton Scruggs, David Hultquist and Edward Kidston as directors of Celerity Systems, with terms expiring at the 2003 annual meeting, or until their successors have been elected and qualified.

               (ii) The amendment to Celerity's Certificate of Incorporation to effect a one-for-twenty reverse stock split of the Company's issued and outstanding capital stock, whereby each twenty shares outstanding would thereafter represent a single share of stock.

               (iii) The amendment of Celerity's Certificate of Incorporation to increase the authorized common stock to 250,000,000 shares after taking into account the one-for-twenty reverse stock split.

               In addition, Celerity's Board of Directors has set the effective date for the one-for-twenty reverse stock split for 5 p.m., April 19, 2002.

               Attached as Exhibit 99.1 to this filing is a copy of Celerity's press release of April 10, 2002 announcing the results of the meeting and the effective date of the reverse stock split.


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

                                   SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     CELERITY SYSTEMS, INC.



Date:   April 10, 2002               By:    /s/ Kenneth D. Van Meter
                                        -------------------------------------
                                        Name:  Kenneth D. Van Meter
                                        Its:   President and Chief Executive
                                                Officer

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